Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is made by and between Tier Technologies, Inc., a Delaware corporation (the “Company”), and James R. Weaver (the “Employee”) (collectively, the “Parties”), as of the Separation Date (as defined below).

WHEREAS, the Employee entered into a severance and change in control benefits agreement with the Company dated September 1, 2001 and subsequently entered into an employment agreement with the Company dated November 9, 2004 (the “November Employment Agreement”) (together, the “Prior Agreements”);

WHEREAS, the Employee has been Chairman of the Company’s Board of Directors (the “Board”), Chief Executive Officer and President of the Company;

WHEREAS, the Parties desire to set forth the terms of their joint agreements regarding the Employee’s separation from the Company and establish the terms of the Employee’s severance arrangement; and

WHEREAS, the Company advises the Employee to consult with an attorney of his own choosing prior to executing this Agreement;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1. Separation Date and Termination of Prior Agreements. The Employee’s effective date of separation from the Company shall be May 31, 2006 (the “Separation Date”). Provided that the Employee does not revoke this Agreement pursuant to Section 18 below, the Employee acknowledges that the Prior Agreements terminated effective as of the Separation Date and that the Company no longer has any obligations thereunder, including any obligations to provide benefits or perquisites to the Employee and/or his family pursuant to the Prior Agreements.

2. Consideration. In return for the timely execution and non-revocation of this Agreement and provided that the Employee has complied with all conditions set forth in this Agreement, the Company agrees to provide the Employee with the following consideration (the “Consideration”):

(a) Severance Pay. The Company agrees to pay the Employee as severance pay seven hundred thousand dollars ($700,000.00) in a single lump sum on or before the eighth (8th) day after the Employee executes this Agreement and an additional two hundred seventy-five thousand dollars ($275,000.00) (the “Second Tranche”) on the six month anniversary of the Separation Date, in each case less all applicable state and federal taxes and withholdings. In the event of a Reorganization Event (as defined in the Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”)) before payment of the Second Tranche, the Company shall pay the Second Tranche to the Employee, less all applicable state and federal taxes and withholdings, within ten (10) calendar days following such Reorganization Event.

(b) COBRA; Welfare Benefits. The Company shall pay the premium for COBRA continuation coverage for medical, dental, vision, hospitalization, and any other COBRA-covered benefits for the Employee and any covered beneficiaries for eighteen (18) months from the Separation Date, provided that the persons so covered elect and remain eligible for such coverage. The Employee should consult the COBRA materials to be provided by the Company for details regarding COBRA continuation benefits. In addition, the Company shall, if and to the extent permitted by law and the applicable plans and insurance policies, continue the Employee’s coverage under other generally available insured benefit plans (including, but not limited to, short-term and long-term disability, life and dependent life insurance plans, accidental death and dismemberment protection, and travel accident insurance) and shall, to the extent not so permitted, pay him the premiums the Company would have incurred in providing such coverage under the Company policies for the 18 months following the Separation Date, to a cost not to exceed twenty thousand dollars ($20,000). Any executive level fringe benefits, including car and any club membership, cease on the Separation Date.

(c) Payment Upon Reorganization Event. If the definitive contract for a Reorganization Event is signed on or before the second anniversary of the Separation Date, subject to the proviso below, the Company shall be obligated to pay the Employee (i) if signed on or before the nine month anniversary of the Separation Date, three hundred fifty thousand dollars ($350,000) or (ii) if signed after the nine month anniversary of the Separation Date and on or before the second annual anniversary of the Separation Date, one hundred seventy-five thousand dollars ($175,000); provided, however, that the payment is contingent upon and will not be made until the closing or other consummation of the Reorganization Event. Such payment shall be in a single lump sum payable promptly upon the closing or consummation of such Reorganization Event and shall be reduced by all applicable state and federal taxes and withholdings. The payment under this Section 2(c) shall be made only upon the first Reorganization Event to occur on or before such second annual anniversary, and no payment shall be due under this provision for a Reorganization Event that is triggered (by signing) after the second annual anniversary of the Separation Date.

(d) Options. Notwithstanding anything to the contrary in the applicable option agreements, any unvested options the Employee has as of the Separation Date will accelerate and immediately vest in full upon the Separation Date. In addition, subject to compliance with all legal and regulatory requirements and to such signature and nonrevocation, all options (i) that are exercisable at a price of $6.52 or higher shall be extended such that they expire by the earlier of their original ten year terms or the second anniversary of the Separation Date, and (ii) that are exercisable at a price below $6.52 shall be extended such that they expire by the earlier of their original ten year terms or December 31, 2006. Such extensions shall occur on the Separation Date, subject to immediate expiration at or as of the close of the thirtieth day after the Separation Date unless the Company has received written confirmation from The Nasdaq Stock Market, Inc. (the “Nasdaq”) by such date that such extensions would not require shareholder approval under Nasdaq Rule 4350(1)(i)(A), provided, however, that this expiration shall only apply if the Company submits a written request for such confirmation no later than June 15, 2006, which written request shall be subject to the prior review and approval by the Employee and his counsel. Notwithstanding the foregoing, the options shall be further extended if at the time they otherwise would have expired hereunder the exercise of such option or options would violate applicable securities laws; such extension shall be for the fifteen days after the exercise of the stock options first would no longer violate applicable securities laws. All other terms of the options remain as provided in the applicable option agreements and subject to the applicable option plans.

(e) 409A Tax. The parties agree that the application of Section 409A of the Internal Revenue Code of 1986 (the “Code”) to the payments, benefits and property transfers under this Agreement is uncertain, and the Company agrees that it shall only report such payments, benefits and property transfers as deferred amounts subject to Section 409A if and to the extent it concludes that it is legally required to do so.

3. Mutual Releases.

(a) In exchange for the Consideration, some of which the Employee acknowledges he would not otherwise be entitled to receive, the Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that the Employee ever had or now has against any or all of the Released Parties, including, but not limited to, all claims arising out of his employment with and/or separation from the Company including, but not limited to, (i) all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C., § 621 et seq., the California Fair Employment and Housing Act, Cal. Gov’ t Code § 12900 et seq., the California Family Rights Act, Cal. Gov’ t Code § 12945.2 and § 19702.3, the California Equal Pay Law, Cal. Lab. Code § 1197.5 et seq., the Unruh Civil Rights Act, Cal. Civil Code § 51 et seq., the California Family and Medical Leave Law, Cal. Lab. Code § 233, § 7291.2 and § 7291.16, the Virginia Human Rights Act, Va. Code § 2.2-3900 et seq., Va. Code Ann. § 51.5-40 et seq. (Virginia rights of persons with disabilities law) and Va. Code § 40.1-28.6 (Virginia equal pay law), all as amended, all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended, any claims to have been or to be considered as a “whistleblower” or other protected person under Federal or state law, including Section 806 of the Corporate and Criminal Fraud Accountability Act; and (ii) all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including, without limitation, claims arising out of or related to the Prior Agreements), all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of the Employee’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. It is understood that this release does not affect any rights the Employee has under this Agreement or any vested rights that Employee may have under any pension or retirement plans sponsored by the Company for its employees nor does it adversely affect the Employee’s rights with respect to his (a) filing, cooperating with, or participating in any proceeding before the EEOC or a state fair employment practices agency (except that the Employee acknowledges and understands that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding); (b) making claims for indemnification and/or advancement of fees pursuant to Section 6 hereof; (c) defending against any and all claims for repayment under Section 304 of the Corporate and Criminal Fraud Accountability Act (as codified at 15 U.S.C. § 7243) (“Section 304”) or any shareholder derivative action; or (d) making any claims identified in clause (ii) of the first sentence of this Section 3(a) with respect to matters not currently known to him.

(b) Except as otherwise provided in this Agreement, the Company, on behalf of itself and its officers, directors, affiliates, subsidiaries, parent companies, agents and employees, hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Employee and any and all of his agents, heirs, executors, administrators, successors and assigns from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that the Company ever had or now has against any one or more of them, whether the same be upon statutory claim, contract, tort or other basis, including but not limited to any and all claims arising out of the Employee’s employment with and/or separation from the Company and any and all claims relating to any employment contract, any employment statute or regulation, and other laws and regulations relating to employment. It is understood that this release (i) does not affect any rights the Company has under this Agreement, (ii) purport to apply to any shareholder derivative action, or (iii) prevent the Company from bringing a claim: (a) that arises from any intentional misconduct engaged in by the Employee as an employee, officer, or member of the Board; (b) for breach of fiduciary duty as an employee, officer, or director; (c) in defense of or in response to any claim by Employee for indemnification and/or advancement of fees; or (d) that arises for repayment under Section 304; provided that the Company agrees that (a) and (b) shall apply only with respect to matters not currently known to the Board.

(c) Section 1542 Waiver. The Employee understands and agrees that the claims released in Section 3(a) above include not only claims presently known to him, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in Section 3. The Employee understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nevertheless waives any claims or rights based on different or additional facts. The Employee knowingly and voluntarily waives any and all rights or benefits that he may now have, or in the future may have, under the terms of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4. Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement. The Employee agrees that, as a condition of the payment of the Consideration herein described, he will execute the Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement attached hereto as Exhibit A.

5. Cooperation. The Employee agrees to fully cooperate with the Company in the investigation, defense or prosecution of any government investigation, claims or actions now in existence or which may be brought in the future against or on behalf of the Company or any of its owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates or parents (and agents, directors, officers, employees, representatives and attorneys of such subsidiary, affiliate or parent) and all persons acting by, through, under or in concert with any of them. Such cooperation shall include, but not be limited to, meeting with representatives of the Company upon reasonable notice at reasonable times and locations to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness. In furtherance of the cooperation to be provided under this Section 5, the Employee agrees that he will provide accurate and complete information and testimony. Moreover, unless otherwise prohibited by law, the Employee shall notify the General Counsel of the Company if the Employee is asked by any person, entity or agency to assist, testify or provide information in any such proceeding or investigation. Such notice shall be in writing and sent by overnight mail within two (2) business days of the time the request for assistance, testimony or information is received by the Employee. If the Employee is not legally permitted to provide such notice, he agrees that he shall request that the person, entity or agency seeking assistance or information provide notice consistent with this Section 5. The Company shall promptly reimburse the Employee for reasonable expenses he incurs while complying with the obligations described in this Section 6, including, but not limited to, reasonable attorney’s fees and costs.

6. Indemnification and Advancement of Fees. For any acts or omissions prior to July 15, 2005, the effective date of the reincorporation merger of Tier Technologies, Inc., a California corporation (“Tier CA”), with and into the Company (the “Reincorporation Date”), the Company shall indemnify the Employee and hold him harmless to the fullest extent permitted by applicable California law, Tier CA’s Certificate of Incorporation and Amended and Restated Bylaws and the Indemnification Agreement made and entered into as of May 1, 1998 by and between Tier CA and Employee (together, the “Tier CA Indemnification Documents”). For any acts or omissions from and after the Reincorporation Date, the Company shall indemnify the Employee and hold him harmless to the fullest extent not prohibited by applicable Delaware law, the Company’s Certificate of Incorporation and Amended and Restated Bylaws and the Indemnification Agreement made as of July 15, 2005 by and between the Company and the Employee (together, the “Company Indemnification Agreements”). The Employee shall also be entitled to the benefits of the Company’s Directors’ and Officers’ Liability Insurance Policy and any other applicable insurance policy maintained by Tier CA or the Company. The Company specifically agrees to reimburse the Employee for all reasonable expenses, including, without limitation, attorneys’ fees both incurred to date and in the future arising out of or relating to issues relating to the investigation by the Audit Committee of the Company’s Board of Directors or to any acts or omissions made by him as an employee, officer or director of the Company or any of its subsidiaries (or in any other capacity for which he may be indemnified under applicable California or Delaware law), retainers, court fees, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, and shall advance the same promptly upon request. To the extent that action is required by the Board of Directors of the Company prior to advancement of such expenses under the Tier CA Indemnification Documents, the Company Indemnification Agreements or otherwise, the Company represents that the Board has so acted, without prejudice to any later finding based on facts not currently known to the Board that he is no longer so entitled. The Employee agrees to repay any expense amounts so advanced or any other indemnification payments made, if it is ultimately determined that the Employee is not entitled to indemnification under applicable California law and the Tier CA Indemnification Documents or applicable Delaware law and the Company Indemnification Agreements, as applicable. The provisions of this Section 6 insofar as they relate to advancement of expenses are intended to supersede any provisions of the Tier CA Indemnification Documents and the Company Indemnification Documents that would permit the Company’s Board of Directors to deny advancement of expenses under the circumstances specified therein, without prejudice to any later finding based on facts not currently known to the Board that he is no longer so entitled. Except as expressly provided herein, this Agreement is not intended to nor does it create any additional rights to indemnification, and the Company retains any defenses it may have to such indemnification or coverage, as well as the ability to seek recoupment.

7. Resignation from Officer and Board Positions. The Employee hereby resigns, effective as of the Separation Date, from his positions as Chief Executive Officer, President and Chairman of the Board, as well as from any and all other positions as an officer or director of any of the Company’s subsidiaries or affiliates.

8. Business Expenses and Final Compensation. The Company shall promptly reimburse the Employee for all business expenses incurred in conjunction with the performance of his employment duties and consistent with the Company policies. The Company shall promptly pay, to the extent not already paid, the Employee’s salary through the Separation Date and, if and to the extent consistent with Company policies, any accrued, unused vacation days that the Employee has as of the Separation Date. Upon such payments, the Employee acknowledges and agrees that he will have received payment in full for all services rendered in conjunction with his employment by the Company and that no other compensation, including salary, bonuses, or severance payments or benefits pursuant to any plan, policy or practice, will be or are owed to him (other than payments specified herein) and that he does not have any outstanding loans, advances or extensions of credit under which he is or may be liable to the Company. The Employee further acknowledges that he is not entitled to any bonus for fiscal year 2006 or any prior year for which he has not already been paid.

9. Return of Company Property. The Employee confirms he has returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), Company identification, Company vehicles, Company confidential and proprietary information and any other Company-owned property in his possession or control and has left intact all electronic Company documents, including, but not limited to, those that he developed or helped to develop during his employment; provided, however, that the Company hereby agrees to allow the Employee to retain and not return his complete home computer network and all Company-sponsored equipment located in his home or in any of his offices or other places of business in service as of the Separation Date, including voice, data and mobility equipment, except to the extent that any such equipment is solely part of any airtime or bandwidth contract that cannot be assigned or transferred, and only to the extent the Employee identifies the items proposed to be retained by him in detail to the General Counsel of the Company no later than June 2, 2006, and provided further that the Employee acknowledges and agrees that any Company files and copies thereof stored on or in such network or home equipment have been or will, within five days after the Separation Date be, returned to the Company. The Parties agree to cooperate on establishing a procedure by which such equipment can be reviewed by the Company or its representatives and all Confidential Information be removed. The Employee further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

10. Nondisparagement. The Employee understands and agrees that as a condition for payment to him of the Consideration described herein, he will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company or to any other entity or person regarding the Company or any of its officers, directors, agents, consultants, employees, customers or suppliers or about the Company’s business affairs or financial condition; provided, however, that this shall not apply to truthful communications the Employee is required by law to make to the Board or any governmental entity or in any litigation or arbitration. The Company shall not, and agrees to direct its directors, officers and employees not to, make any false, disparaging or derogatory statements regarding the Employee; provided, however, that this shall not apply to truthful communications such officers, directors, and employees make to the Board, or that they are required by law to make to any governmental entity or in any litigation or arbitration. The Parties agree that any public announcement regarding the Employee’s separation shall be in the form of or not inconsistent with the press release attached hereto as Exhibit B, except as otherwise required by law or regulatory compliance.

11. Confidentiality. The Parties understand and agree that the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential and shall not be disclosed, provided that the Employee may make disclosure hereunder: (i) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by the Company; (ii) to the extent that such disclosure is necessary to enforce or implement the provisions of this Agreement; and (iii) to his tax advisors, accountants, attorneys, representatives and members of his immediate family; and provided further that the Company may make disclosure hereunder: (i) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by the Employee; (ii) to the extent that such disclosure is necessary to enforce or implement the provisions of this Agreement; (iii) to its tax advisors, accountants, and attorneys; and (iv) as the Company reasonably determines there is a business necessity to make such disclosure. Notwithstanding the foregoing, the Employee acknowledges that the Company must promptly describe the material terms of this Agreement on a Form 8-K and will satisfy its obligation of filing this Agreement by providing this Agreement as an exhibit to that Form 8-K.

12. Nature of Agreement. The Parties understand and agree that this Agreement is a severance and settlement agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or the Employee.

13. Amendment. This Agreement shall be binding upon the Parties and may not be modified in any manner except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

14. Waiver of Rights. No delay or omission by the Company or the Employee in exercising any rights under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

15. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

16. Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to conflicts of law provisions.

17. Dispute Resolution. In case of any controversy or claim arising out of or related to this Agreement, except as expressly provided in the Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement attached hereto as Exhibit A, each party to this Agreement agree to give the other party notice of non-compliance with this Agreement and a reasonable opportunity to cure. Should resolution of any controversy or claim not be reached following provision of notice and a reasonable opportunity to cure, the Parties further agree that the matter shall be submitted to mediation pursuant to the then-current rules of the Judicial Arbitration and Mediation Service (“JAMS”) by a mediator affiliated with JAMS, or by such other mediator as is mutually agreeable to the parties, with the Company to bear any and all fees charged by such mediator. If the mediation does not successfully resolve such dispute, then the dispute shall be settled by arbitration in Washington, D.C., administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes (the “National Rules”). A single arbitrator shall be selected in accordance with the National Rules, and the costs of such arbitration shall be shared equally between the parties. Any claim or controversy not submitted to arbitration in accordance with this Section 17 shall be waived, and thereafter no arbitrator, arbitration panel, tribunal or court shall have the power to rule or make any award on any such claim or controversy. In determining a claim or controversy under this Agreement and in making an award, the arbitrator must consider the terms and provisions of this Agreement, as well as all applicable federal, state or local laws. The award rendered in any arbitration proceeding held under this Section 17 shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof. Claims for workers’ compensation or unemployment compensation benefits are not covered by this Section 17. Both the Company and the Employee expressly waive any right that any party either has or may have to a jury trial of any dispute arising out or in any way related to this Agreement or any breach thereof. Without limiting the provisions of this Section 17, the Company and the Employee agree that the decision as to whether the prevailing party in an arbitration, or a legal proceeding that is commenced in connection therewith, is entitled to recover reasonable attorneys’ fees, costs and expenses will be made in the sole discretion of the arbitrator or, if applicable, the court.

18. Acknowledgments. The Employee acknowledges that he has been given at least twenty-one (21) calendar days to consider this Agreement and that the Company advised the Employee in writing to consult with an attorney of his own choosing prior to executing it. The Employee further acknowledges that any change made to this Agreement, whether material or immaterial, does not restart the running of the twenty-one (21) day period. The Employee further understands that he may revoke this Agreement for a period of seven (7) calendar days after he executes it, and that it shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

19. Voluntary Assent. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to discuss fully and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

20. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to severance and settlement and terminates and supersedes all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, but not limited to, the Prior Agreements.

21. Recital Paragraphs. The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.

22. Counterparts. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have set their hand and seal to this Agreement as of the date set forth below.

Signatures on Page Following

TIER TECHNOLOGIES, INC.

By:
Name:
Title:

Dated:

      JAMES R. WEAVER

Dated:

EXHIBIT A

PROPRIETARY AND CONFIDENTIAL INFORMATION, DEVELOPMENTS, NONCOMPETITION AND NONSOLICITATION AGREEMENT

This Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement (the “Agreement”) is made by and between Tier Technologies, Inc., a Delaware corporation (the “Company”), and James R. Weaver (the “Employee”).

IN CONSIDERATION of the Employee receiving the Consideration (as defined in the Separation Agreement and Release between the Company and the Employee to which this Agreement is attached (the “Separation Agreement and Release”)) and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee agrees as follows:

1. Condition of the Separation Agreement and Release.

The Employee acknowledges that the Consideration to be paid to the Employee pursuant to the Separation Agreement and Release is contingent upon the Employee’s agreement to sign and adhere to the provisions of this Agreement. The Employee further acknowledges that the nature of the Company’s business is such that protection of its proprietary and confidential information is critical to its business’s survival and success. For purposes of Sections 2, 3 and 4, the “Company” shall include Tier Technologies, Inc. and any of its subsidiaries, corporate affiliates and/or associated companies.

2. Proprietary and Confidential Information.

(a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration but not limitation, Proprietary Information may include systems, software and codes, or systems, software and codes in the course of development, or planned or proposed systems, software or codes, customer and prospect lists, contacts at or knowledge of customers or prospective customers, customer accounts and other customer financial information, price lists and all other pricing, marketing and sales information relating to the Company or any customer or supplier of the Company, databases, modules, products, product improvements, product enhancements, processes, methods, techniques, negotiation strategies and positions, operations, projects, developments, plans, research data, financial data and personnel data. The Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, at any time after the Employee’s employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all disks, files, documents, letters, memoranda, reports, records, data, drawings, notebooks, program listings, or any other written, photographic or other record containing Proprietary Information, whether created by the Employee or others, which came into the Employee’s custody or possession, shall be and are the exclusive property of the Company. The Employee agrees that he has returned to the Company any and all materials and copies thereof in the Employee’s custody, possession or control containing Proprietary Information, except as otherwise provided in the Separation Agreement and Release.

(c) The Employee acknowledges that the Employee’s obligations with regard to Proprietary Information, which are set out in subsections 2(a) and 2(b) above, extend to all information, know-how, records and tangible property of customers of the Company or suppliers to the Company or of any third party who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

3. Developments.

(a) The Employee agrees that the Employee has made full and prompt disclosure to the Company of all inventions, creations, improvements, discoveries, methods, developments, software and works of authorship, whether patentable or not, which were created, made, conceived or reduced to practice by the Employee or under the Employee’s direction or jointly with others during the Employee’s employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all of the Employee’s right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this subsection 3(b) shall not apply to Developments that do not relate to the present or planned business or research and development of the Company and that were made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state that precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this subsection 3(b) shall be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes. The Employee hereby also waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, but not limited to, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, that the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as the Employee’s agent and attorney-in-fact to execute any such papers on the Employee’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development under the conditions described in this sentence.

4. Noncompetition and Nonsolicitation.

For a period of twenty-four (24) months following the termination of the Employee’s employment (the “Restricted Period”), the Employee will not directly or indirectly:

(a) In the geographical area where the Company does business or has done business at the time of the termination of the Employee’s employment, engage in any business or enterprise (whether as an owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) that is competitive with the Company’s business, including, but not limited to, any business or enterprise that develops, designs, produces, markets, sells or renders any product or service competitive with any product or service developed, designed, produced, marketed, sold or rendered by the Company while the Employee was employed by the Company;

(b) Either alone or in association with others, (i) solicit, recruit or induce, or attempt to solicit, recruit or induce, any employee of the Company to leave the employ of the Company, or (ii) recruit, solicit, hire or engage as an independent contractor, or attempt to recruit, solicit, hire or engage as an independent contractor, any person who was employed by the Company at any time during the period of the Employee’s employment with the Company, except for an individual whose employment with the Company has been terminated for a period of six (6) months or longer; and/or

(c) Either alone or in association with others, solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company that were contacted, solicited or served by the Employee while the Employee was employed by the Company.

(d) If any restriction set forth in this Section 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) If the Employee violates the provisions of this Section 4, the Employee shall continue to be held by the restrictions set forth in this Section 4 until a period equal to the period of restriction has expired without any violation.

(f) The Company agrees that, if a Change in Control (as defined below) occurs within the Restricted Period, the noncompetition and nonsolicitation provisions described above in subsections 4(a) – (c) shall terminate as of earlier of the end of the Restricted Period or six months following the Change in Control. For purposes of this Agreement, Change in Control shall mean the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 25% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

5. General Provisions.

(a) Acknowledgements and Equitable Remedies. The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and considers the restrictions to be reasonable for such purpose. The Employee agrees that any breach or threatened breach of this Agreement will cause the Company substantial and irrevocable damage that is difficult to measure. Notwithstanding the provisions of subsection 5(f) below, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies that may be available, shall have the right to seek specific performance and injunctive relief without posting a bond.

(b) Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Company and the Employee relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Company and the Employee.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provision of this Agreement.

(d) Waiver. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e) Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or that may succeed to all or substantially all of its assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by the Employee.

(f) Governing Law and Arbitration. This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Virginia without regard to conflicts of law provisions. Except as otherwise provided in subsection 5(a) above, any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be subject to arbitration pursuant to Section 17 of the Separation Agreement and Release.

(g) Attorneys’ Fees, Costs and Expenses. The Company and the Employee agree that the decision as to whether the prevailing party in an arbitration, or a legal proceeding that is commenced in connection therewith, or in any action, suit or other legal proceeding that is commenced in connection with subsection 5(a) above is entitled to recover reasonable attorneys’ fees, costs and expenses will be made in the sole discretion of the arbitrator or, if applicable, the court.

(h) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

Signatures on Page Following

WITNESS our hands and seals:

TIER TECHNOLOGIES, INC.

Date:	By:

Name:
Title:

Date:	James R. Weaver